Exhibit 99.1

Richard Ramlall, RCN, SVP of Strategic and External Affairs, 703-434-8430 or Carolyn Capaccio, CFA, Lippert/Heilshorn & Assoc., 212-838-3777	Gary Johnson PFS Marketwyse 908-687-1762 gjohnson@pfsmarketwyse.com
RCN to Acquire NEON Communications Group for up to $5.25 Per Share
- Combination Adds Scale, Network Reach and Commercial Services Growth Potential -
- Nearly Doubles RCN Business Solutions Revenue in Lucrative Northeast Corridor and Chicago Markets -
Herndon, VA, June 25, 2007 - RCN Corporation (NASDAQ: RCNI) and NEON Communications Group, Inc. (AMEX: NGI) today announced they have entered into a definitive agreement for RCN to acquire NEON for up to $5.25 per share of NGI common stock, in cash, for expected total consideration of up to approximately $260 million. The transaction has been approved by the Board of Directors of both companies, and is expected to close during the fourth quarter of 2007, subject to regulatory approvals and the approval of NEON’s stockholders as well as certain other closing conditions described below.
The transaction combines RCN, a leading competitive provider of video, data, and voice services to residential and business customers in the Northeast, mid-Atlantic, and Chicago metro markets, with NEON's pure play network transport services to carrier and enterprise customers in the twelve-state New England and mid-Atlantic regions. NEON offers RCN a complementary network and a customer base that fits very well into RCN Business Solutions’ growth strategy. Pro forma for the quarter ended March 31, 2007 (assuming that the transaction had closed on January 1, 2007), combined RCN Business Solutions’ annualized Revenue and EBITDA would have been approximately $160 million and $40 million, respectively, nearly twice the actual results of RCN Business Solutions. These figures exclude an estimated $10 million of expected revenue and expense synergies to be achieved during the integration period following the closing of the transaction. In addition, this acquisition expands RCN’s overall network footprint, including over 1,000 combined on-net commercial locations, and creating an opportunity to increase its addressable residential homes in markets both inside and adjacent to its existing core footprint.
NEON brings to RCN:
•	A densely built fiber optic network with approximately 4,800 route miles, over 230,000 fiber miles, 22 colocation facilities, and more than 200 points of presence from Maine to Virginia

•	A facilities-based wholesale communications provider that supplies high bandwidth fiber optic capacity and comprehensive end-to-end telecom services to approximately 120 carrier and enterprise customers

•	Unique fiber routes along utility rights-of-way, expanding RCN’s commitment to diversity from the legacy telecom infrastructure

•	Complementary network and similar sales approach, which will help facilitate integration and open up new markets for RCN products

•	Complementary customer base - NEON’s carrier focus and RCN's enterprise focus together offer enhanced growth and sales opportunities
Peter Aquino, President and Chief Executive Officer of RCN added, “We are thrilled to be joining forces with NEON and look forward to welcoming its customers and team members to RCN. This is a significant strategic acquisition for RCN that scales our high-value commercial segment with another premier regional service provider in our own footprint. NEON brings an extensive fiber network in New England and the mid-Atlantic with diverse intercity fiber assets. This combination of NEON, ConEd Communications and RCN’s existing metro and intercity rings will now reach into both Tier 1 and Tier 2 markets for enterprise and carrier customers who are looking for robust alternatives to incumbent providers. Additionally, NEON’s dense capillarity improves our ability to deliver seamless, high quality services and creates significant growth potential. We are very excited about combining RCN Business Solutions, under RBS President Felipe Alvarez’s leadership, with NEON, creating one of the best Regional CLECs on the East Coast and in Chicago.”
Kurt Van Wagenen, President and CEO of NEON Communications Group, said, “We are pleased with this transaction and believe that it represents a good outcome for our stockholders, customers and employees. NEON and RCN have had a positive, long standing working relationship. Through this merger, our customers gain access to an enhanced set of services, additional on-net buildings and an expanded geography including a network in Chicago and deeper capillarity in New York City and Washington DC. The combined entity will have more than 14,000 route miles and more than 1,000 on-net buildings.”
RCN expects to fund the purchase price for the transaction with $250 million of debt financing, consisting of a combination of senior secured term loans as well as unsecured borrowings, with the remainder funded from its existing cash reserves. RCN has received commitment from affiliates of Deutsche Bank to provide the full $250 million of debt financing. Neither the acquisition nor the additional debt financing require the consent of RCN’s existing lenders.
The transaction is expected to close during the fourth quarter of 2007, subject to FCC and state regulatory approvals, NEON’s stockholder approval, and NEON achieving minimum agreed-upon revenue and EBITDA milestones during the second half of 2007. In addition, assuming the required approvals are received and minimum financial milestones are met, the purchase price could be reduced by up to $0.10 per share if NEON does not meet supplementary revenue targets specified in the agreement during the second half of 2007.
Deutsche Bank Securities, Inc. and Andrews Kurth LLP acted as financial and legal advisors to RCN, and The Bank Street Group LLC and Clifford Chance US LLP acted as financial and legal advisors to NEON.

Non-GAAP Measures
RCN believes that non-GAAP financial measures such as EBITDA, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors because they are an integral part of the Company’s internal evaluation of operating performance. In addition, they are measures that RCN uses to evaluate management’s effectiveness. The EBITDA non-GAAP measure used by RCN may not be comparable to similarly titled measures presented by other companies. EBITDA is defined as operating income plus depreciation and amortization, non-cash stock based compensation and other special items including non-cash issuance of warrants, impairments and other charges and cumulative effect of accounting changes. Free cash flow represents EBITDA less capital expenditures, net interest paid and net changes in working capital.
About NEON Communications Group, Inc.
NEON is a facilities-based wholesale communications provider, supplying high bandwidth fiber optic capacity and comprehensive end-to-end telecom services to communications companies and enterprise customers on an intercity, regional and metro network in the 12-state Northeast and mid-Atlantic region. With 4,800 route miles and over 230,000 fiber miles from Maine to Virginia, NEON is providing unparalleled capillarity and central office connectivity in the world’s most demanding telecom market.
About RCN Corporation
RCN Corporation, http://www.rcn.com, is one of the largest facilities-based competitive providers of bundled cable, high-speed internet and phone services delivered over its own fiber-optic local network to residential customers in the most densely populated markets in the U.S. RCN Business Solutions is a growing business that also provides bulk video, high-capacity data and voice services to business customers. RCN provides service in the Boston, New York, Eastern Pennsylvania, Washington, D.C., and Chicago metropolitan markets. (RCNI-G)
RCN Forward-Looking Statements
A number of the matters discussed in this message that are not historical or current facts deal with potential future circumstances and developments, in particular, NEON's future financial results (including whether NEON will meet the revenue and EBITDA milestones that are a condition to the closing), information regarding RCN Business Solutions, including expected synergies resulting from the merger of RCN and NEON, combined operating and financial data, future plans, and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on RCN in connection with consummation of the merger; approval of the merger by the stockholders of NEON and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in RCN’s reports filed with the SEC, including RCN’s annual report on Form 10-K for the year ended December 31, 2006, as such reports may have been amended. This message speaks only as of its date, and RCN disclaims any duty to update the information herein.
NEON Forward Looking Statements. A number of the matters discussed in this message that are not historical or current facts deal with potential future circumstances and developments, in particular, NEON’s future financial results (including whether NEON will meet the revenue and EBITDA milestones that are a condition to the closing), information regarding the new company, including expected synergies resulting from the merger of RCN and NEON, combined operating and financial data, future plans, and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new company in connection with consummation of the merger; approval of the merger by the stockholders of NEON and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in NEON’s reports filed with the SEC, including NEON’s annual report on Form 10-K for the year ended September 30, 2006, as such reports may have been amended. This message speaks only as of its date, and NEON disclaims any duty to update the information herein.

Additional Information and Where to Find It. NEON will file a definitive proxy statement with the Securities and Exchange Commission (SEC) in connection with the proposed transaction. INVESTORS AND STOCK HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES THERETO. The definitive proxy statement will be mailed to stockholders of NEON. The definitive proxy statement and other documents filed by NEON with the SEC will be available free of charge at the SEC’s website (www.sec.gov), NEON’s website (www.neoninc.com) or from NEON directly by making a request to NEON Communications Attention: Investor Relations, 2200 West Park Drive, Westborough, MA 01581 (telephone: 508-616-7800).
Participants in Solicitation. RCN, NEON and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning RCN’s participants is set forth in the proxy statement on Schedule 14A, dated April 27, 2007, for RCN’s 2007 annual meeting of stockholders as filed with the SEC. Information concerning NEON’s participants is set forth in the proxy statement, dated January 29, 2007, for NEON’s 2006 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants in the solicitation of proxies in respect of the merger will be included in the proxy statement to be filed with the SEC.
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